EXHIBIT 24
                                                                      ----------



                         AUTOMATIC DATA PROCESSING, INC.


                          Authorization and Designation
                                to Sign and File
                           Section 16 Reporting Forms


         The undersigned, ERIC C. FAST, a director of Automatic Data
Processing, Inc., a Delaware corporation (the "Company"), does hereby authorize and designate JAMES B. BENSON to sign and file on my behalf any and all Forms 3, 4 and 5 relating to equity securities of the Company pursuant to the requirements of Section 16 of the Securities Exchange Act of 1934 ("Section 16"). This authorization, unless earlier revoked by the undersigned in writing, shall be valid until the undersigned's reporting obligations under Section 16 with respect to equity securities of the Company shall cease.

         IN WITNESS WHEREOF, the undersigned has executed this Authorization and Designation this 10th day of September, 2007.


                                             /s/ Eric C. Fast
                                             ----------------------------------
                                             ERIC C. FAST


Sworn and subscribed to
before me this 10th day
of September, 2007.


/s/ Mary Bernadette Woods
-------------------------------------
Mary Bernadette Woods
Notary Public of New Jersey
My Commission Expires Aug 29, 2011